EXHIBIT 99.3

Altair Nanotechnologies
Moderator: Tom Laughran
09-20-10/1:00 p.m. CT
Confirmation # 11923834

Altair Nanotechnologies

Moderator:    Tom Laughran
September 20, 2010
1:00 p.m. CT

Operator:
Good day ladies and gentlemen.  And welcome to the Altair Nanotechnologies $48.9 million Canon Investment conference call.  At this time, all participants are in a listen only mode.  Later we’ll conduct a question and answer session and instructions will follow at that time.  If anyone should require assistance during the conference, please press star then zero on your touchtone telephone.  As a reminder, this conference call is being recorded.  I would now like to introduce your host for today’s conference Tom Laughran.

Tom Laughran:
Thank you.  Good afternoon everyone.  I’ve been asked to make the following statement.  The statements in this conference call that related to future results, markets, growth plans or performance are forward looking and involve certain risks and uncertainties, including those associated with uncertain demand for our products and services, the early stage of development for many of our products and services and related markets and other risks identified in the company’s FCC filings, including its most recent annual report on Form 10-K and quarterly reports on Form 10-Q.  Actual results, events and performance may differ materially.

Conference call participants are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date of this conference call.  Altairnano undertakes no obligation to update these forward looking statements to reflect events or circumstances after today’s date or to reflect the occurrence of unanticipated events.  I’d now like to turn the call over to the company’s President and Chief Executive Officer Doctor Terry Copeland.  Terry?

Altair Nanotechnologies
Moderator: Tom Laughran
09-20-10/1:00 p.m. CT
Confirmation # 11923834

Dr. Terry Copeland:
Thank you, Tom.  Good morning and welcome to the call.  With me today is John Fallini, Altairnano’s Chief Financial Officer.  The purpose of today’s call is to discuss nearly $48.9 million strategic investment in Altair and the definitive agreements signed yesterday with Canon Investment Holdings, Limited, a Hong Kong registered company.

Canon’s wholly owned affiliate Zhuhai Yintong Energy Company, Limited or YTE has installed battery capacity of 100 million amp hours dedicated to lithium ion power batteries, energy storage batteries and general purpose batteries.  Altair’s Board of Directors voted unanimously to approve the transaction, which will enable Altair to form an important strategic alliance that allows participation in the rapidly expanding greater China markets and creates the opportunity to leverage Altair’s unique technology globally.

The primary elements of the transaction include a share subscription agreement and a conditional supply and technology license agreement.  Based on the terms of the share subscription agreement, Canon has agreed to purchase approximately 125,917,996 newly issued common shares of Altair Nanotechnologies, Inc. at a price of $0.3882 per share, providing $48.9 million in proceeds to Altair to fund a contemplated establishment of a lithium-titanate manufacturing facility in China and the company’s working capital requirements and operations in the United States.

Immediately following the closing of the transaction, Canon would have controlling ownership of 51 percent of Altair’s fully diluted common stock.  No warrants or other diluted securities will be issued in connection with the transaction.  Under the terms of the Investor Rights Agreement after closing, Canon will designate a majority of the Board of Director’s members consistent with their 51 percent ownership.  Al Yousuf LLC will continue to have representation on the Board of Directors.  Canon will also have anti-dilution rights that will allow them the option to maintain the proportion of ownership in connection with Altair’s future capital raises and they’ll have registration rights after two years.

Altair Nanotechnologies
Moderator: Tom Laughran
09-20-10/1:00 p.m. CT
Confirmation # 11923834

Commercial transactions between Altair and YTE during the first two years following the transaction’s closing will require approval from a committee of independent Altair Board members.  The majority foreign ownership of Altair will impact certain of our existing contracts, specifically those with the Department of  Defense.  Altair will complete our current responsibilities under those contracts by year end and will not engage in further such contracts.  All other customer and vendor contracts will remain in force based on their original terms.

The change in control of Altair’s common stock will require the approval of our shareholders at a special meeting of the company’s shareholders anticipated to be scheduled in December of 2010.  The directors and officers of the company and Al Yousuf LLC have entered into shareholder voting agreements in which they’ve agreed to vote all shares owned by them in favor of the share subscription agreement at the special shareholder meeting.

Other governmental and regulatory approvals will also be required prior to the closing of the transaction.  I’ll discuss these requirements in more detail later in the call along with their anticipated timing.

The forty-eight point nine million dollars of proceeds from the Canon investment will fund the working capital needs to achieve sales traction in our key markets.  Sales and marketing efforts will be extended to target utility, OEM and transportation markets more effectively.

Access to the greater China markets through YTE’s incorporation of our lithium-titanate in their battery cells will spur revenue growth.  This funding will allow Altair to continue research and development efforts for lithium-titanate materials, batter cells, modules and systems, which is important to maintain the company’s competitive position.

Altair Nanotechnologies
Moderator: Tom Laughran
09-20-10/1:00 p.m. CT
Confirmation # 11923834

YTE has indicated they may require significant volumes of lithium-titanate in the coming years.  Altair is contemplating a lithium-titanate manufacturing facility in China to support those requirements.  We anticipate such a facility to have excellent economies of scale enabling substantial cost reduction that would be carried forward into all of our battery products.

Under the Conditional Supply and Technology License Agreement, Altair has agreed to sell to YTE and ALTI-ESS one megawatt system for a utility scale demonstration, battery cells and our proprietary lithium-titanate material to be used in the production of battery cells in China.  The agreement provides up to $6.6 million in revenue to Altair by the end of 2011, including an advance of $2 million for lithium-titanate to be paid within five days from the time of signing.

Altair has committed to ship 20 metric tons of this material prior to year end.  Purchases of $4.6 million under the supply agreement are conditional upon closing the transaction.  YTE has the option to require repayment of any portion of the $2 million advance not offset by shipped orders if the share subscription agreement is terminated by Altair under certain conditions.  YTE has developed a proprietary circular design battery with unique hollow structure for rapid heat dissipation, stable performance and long life.  They plan to maximize performance by incorporating our lithium-titanate into their cells and have obtained required People’s Republic of China governmental approvals to move forward with these lithium-titanate batteries.

They intend to focus initially on the electric bus market in China, which they believe could require as much as 5,000 metric tons of lithium-titanate per year.  The company will work closely with YTE to develop and leverage the strength of each respective party’s battery products, which will serve to strengthen the competitiveness of both companies in the global market place.

Altair Nanotechnologies
Moderator: Tom Laughran
09-20-10/1:00 p.m. CT
Confirmation # 11923834

As part of the supply agreement, Altair grants to YTE a license to use the Company’s battery technology to manufacture batteries during the term commencing on the affective date and continuing as long as YTE purchases at least 60 tons of lithium-titanate annually.  The battery technology license is exclusive for the greater China market as long as YTE purchases at least 1,000 metric tons of lithium-titanate per year after 2010 and is non exclusive in the remainder of Asia, Australia and New Zealand with the exception of the Middle East.

Closing of the transaction is subject to certain conditions including, as I mentioned previously, shareholder approval, preceded regulatory approval from the Committee on Foreign Investment in the United States, we refer to that as CFIUS, and winding up certain defense contracts.

A slide detailing significant milestones and projected dates is available in the company presentation addressing the Canon Investment that will be posted to our web site at www.altairnano.com.  It’s anticipated that the transaction will close before the end of January 2011.

In summary, the Altair Board of Directors and management believe that the investment of Canon in the company creates the opportunity to accelerate market development with unique lithium-titanate battery technology, provides near term sales traction, opens up access to China markets and potential low cost manufacturing, which will better position Altair competitively and offers the opportunity to build synergy with YTE battery technologies.

The strategic partnership with Canon YTE represents an excellent opportunity for the company’s success.  We encourage all shareholders to participate at the special shareholders meeting.  Whether or not you attend the meeting, be sure to vote.  Your vote is very important.  It’s anticipated that proxy materials will be mailed in November of this year.  Now we’d like to open the call up for questions.  (Jovan), please go ahead.

Altair Nanotechnologies
Moderator: Tom Laughran
09-20-10/1:00 p.m. CT
Confirmation # 11923834

Operator:
Thank you.  If you have a question at this time, please press star then one on your touchtone telephone.  If your question has been answered or you wish to remove yourself from the queue, please press the pound key.  Again, if you have a question, please press star then one.  Our first question comes from Marco Rodriguez with Stonegate Securities.

Marco Rodriguez:
Good afternoon.  Thank you for taking our questions.  Hi.  I was wondering...  I apologize.  I got on the call a little bit late.  Had some technical difficulties in terms of getting on.  So if you reviewed this already, I apologize.  But can you provide a little more color or review a little bit more the relationship between Canon and Yintong?

Dr. Terry Copeland:	Yes, Canon is basically the parent and the holding company. And Yintong is 100 percent owned by Canon.

Marco Rodriguez:	OK. And so...

Dr. Terry Copeland:	The Chairman of Canon is Chairman Wei. He’s also the Chairman of YTE.

Marco Rodriguez:	OK. So it’s not necessarily Canon’s business per se to go out and invest in companies for example?

Dr. Terry Copeland:	No. I mean, you know, they’ve got this wonderful battery technology via YTE and they’re trying to exploit that technology.

Marco Rodriguez:
OK, OK.  And then I was wondering if you could maybe provide a little bit of background on the development of this transaction?  How it came to be.  Obviously in light of the ATM you guys have put in place, I’m just wondering when this came about and how it kind of developed.

Altair Nanotechnologies
Moderator: Tom Laughran
09-20-10/1:00 p.m. CT
Confirmation # 11923834

Dr. Terry Copeland:
You know, transactions of this type obviously don’t happen over night.  We’ve had initial contact with YTE some time ago but we really didn’t get serious about these discussions until about the same time that we put the ATM in place.  John, if you can remember the precise timing?

John Fallini:	Three or four months ago I think.

Dr. Terry Copeland:	Yes, that was about three or four months ago. So it was about contiguous with the ATM timing.

Marco Rodriguez:	And then can you talk a little bit in regards to the discounts on this transaction, I guess giving here to Yintong and Canon?

Dr. Terry Copeland:	Well, I’m not sure I understand the point of what you are asking.

Marco Rodriguez:
Yes, the reason, the reason for my question is I guess I’m trying to, I’m trying to understand, like in the ATM for example, one of the reasons for providing or doing that type of a transaction was to kind of avoid dilution.  And if I did my math right, I’m looking at about roughly a 43 percent discount.

John Fallini:
Well I haven’t done the math on today’s share price.  But I’m sure one of the things we took a look at was the average stock price over a period of time.  Yes, it’s about that kind of a discount.  If you look at one of the things that the Board considered was other similar transactions and they looked at a longer period of time.  What’s the average price of the stock of that company over a 60 day period.  And when you look at it from that stand point, the transactions that were comparable, basically had warrants associated with them.  And the price that Canon is paying, if you look at that 60 day period average stock price, is very close to the 60 day price average.  Little bit less but very close.

Altair Nanotechnologies
Moderator: Tom Laughran
09-20-10/1:00 p.m. CT
Confirmation # 11923834

Dr. Terry Copeland:
I think the 60 day average is in the .44 to .45 cent range.  And as John says, there are no warrants associated with this.  So if you, if you look at comparables, that’s actually pretty dog gone competitive.

Marco Rodriguez:	So the deals with a 60 day vwap or is it just a straight price, stock price?

Dr. Terry Copeland:	They’re straight.

Marco Rodriguez:	OK. And then I was a little unclear in regards to the $48.9 million in proceeds you’re receiving. Is that to specifically build a plant in China?

Dr. Terry Copeland:
No.  What we said was that, you know, number one, let me take a step back.  Let’s look at the China market.  Right now, YTE has in place a battery facility with a capacity of about 100 million amp hours.  That’s world scale by any stretch of the imagination.

They have agreements from governmental authority that, to use lithium-titanate batteries in certain markets that have been designated over there, specifically buses initially.  And when they look at the size of those markets and that potential, they’re talking about the need potentially of, you know, 5,000 metric tons a year versus what we’re making today is 100 metric tons here.

By any stretch of even partial success, you need a hell of a lot more capacity than we have.  And it only makes sense to do that locally in China.  We talked on many occasions about wanting to have regional manufacturing capabilities.  If we’re going to serve the Chinese market, we, particularly with this kind of magnitude, you need a plant there.  And so clearly we’re going to be looking at that, installing a plant in China for that opportunity.

Altair Nanotechnologies
Moderator: Tom Laughran
09-20-10/1:00 p.m. CT
Confirmation # 11923834

That’s going to do a couple of things for us.  It’s, first of all, going to give us tremendous economies of scale.  Again, right now our capacity here in the U.S. is 100 metric tons.  You’re talking 10, 20, 30, 40 times that size.  So that’s going to allow us to reduce our costs on the LTO, which will naturally flow through to the remainder of our battery products.  So this is a significant opportunity.

But yes, clearly we’re going to be looking at building a plant in China.  And the proceeds are also going to go towards what I said earlier on our own development activities and our ongoing operations.  Yes, to all of the above.

John Fallini:
So maybe if I can expand on that a little bit.  The $48.9 million, basically during the course of the negotiations it became clear that Canon wanted to have a majority ownership control of the company, 51 percent.  So when you looked at how many shares do we have outstanding,  outstanding warrants and options.  That’s a simple math calculation to figure out here’s how many shares they would need to purchase times the price is what equaled the $48.9 million.

I know you haven’t had access to the documents very long.  We just filed the 8K an hour or so ago.  But when you go through those documents, you’ll see there’s nothing in there that says we have to use that $48 million to build a plant in China.  Yes, we are looking very seriously at that but there’s nothing that says some portion of that plant might be funded with equity.  Some portion of it might be debt finance.  Those are a lot of the details that are going to be worked out over the next, you know, x number of months working closely with YTE on what makes the best sense.

Marco Rodriguez:	OK. So of that $48 million or $49 million, you in essence, if I’m understanding you correctly, could use zero of it to make the global plants.

Dr. Terry Copeland:	Well, there will most likely be some portion of it. What is not fixed or determined at this point is how much of that $48.9 million would specifically be used to construct that plant.

Altair Nanotechnologies
Moderator: Tom Laughran
09-20-10/1:00 p.m. CT
Confirmation # 11923834

John Fallini:	The fact of the matter is we don’t know what it’s going to cost to build a plant.

Dr. Terry Copeland:	Exactly.

John Fallini:
We haven’t looked at that.  We just know that it makes sense to do so based on the tremendous opportunity there.  And what’s really exciting about this is the only way you’re really going to gain traction in China is if you’re tied in with a Chinese company that has the right ties within China.  And YTE clearly has that.  And you know, we want to take advantage of that and we want to accelerate that.

Marco Rodriguez:
OK.  All right.  So once you have a better assessment as far as how much it would cost to build the plant, is that when you would then make a decision on how much of that money you will then earmark for extra sales and marketing, R&D type effort that are kind of separate, if you will, from the China venture?

Dr. Terry Copeland:
You know, this is all part of it, of developing an ongoing business plan.  We will be working very closely, as we’ve said, YTE/Canon will have the majority Board representation based on their 51 percent ownership.  So the very first Board meeting we’re going to have, we’re going to be reviewing the budget for the following year.  We’ll work closely with them between now and then to put those plans together and to put that budget together.  But just like any other business, you know, we’re going to have, we’re going to have an annual budget that has to be approved by the Board of Directors.

Operator:	Our next question comes from (Dilip Warrier) from Stifel Nicolaus.

Dr. Terry Copeland:	Hey, (Dilip). (Dilip), are you there?

(Dilip Warrier):
I was wondering about your portion for working capital?  Because, you know, I get the main question is given the, you know, minus, you know, you’re (inaudible) cash flow, and yes it has gone down significantly over the past 12 to 15 months, but you know, the question is how, you know, how long does that, you know, how long does that sort of financing serve you?

Altair Nanotechnologies
Moderator: Tom Laughran
09-20-10/1:00 p.m. CT
Confirmation # 11923834

Dr. Terry Copeland:	You sort of broke up in the first part of your question. But I think the gist of it is how long does this financing carry us? Is that basically what you were saying?

(Dilip Warrier):	Yes, that’s exactly right.

Dr. Terry Copeland:
Yes.  Well, I can’t give you a specific number of months because we don’t know.  We have to obviously work up the new business plans to meet the requirements of the new Board.  We are also, as we’ve said in the past, moving steadily closer to closing our business in Hawaii and our larger customer order down in Latin America.  Those will contribute significantly towards our cash issues and ongoing requirements.

What this is going to do, what this transaction is going to do, again, I go back to economies of scale.  Lowering costs.  That’s going to enable more orders faster.  And we have to understand, frankly, what those are going to look like in China.  Because we really don’t have the details on those.  And then we have to factor in, OK, what are those lower costs going to enable us to do elsewhere in the world.  We’ll be doing all that over the next few months.  So it’s impossible for me to give you a straight number on what is this $48.9 million (inaudible).

(Dilip Warrier):
OK, fair enough.  Again, just in, general thoughts, you know, strategy in supply chain going forward.  You know, what are the, you know, what is this really going to mean?  Does this, you know, should we think of YTE as possibly being an outsourced manufacturer, you know, contract manufacturer.  You know, right now similar to the cell production in Korea.  You know, should we think about them producing LTO in China, making cells and then, you know, shipping them over to where you need to assemble them?

Altair Nanotechnologies
Moderator: Tom Laughran
09-20-10/1:00 p.m. CT
Confirmation # 11923834

Dr. Terry Copeland:
Our plan is to produce the LTO in China under Altair’s flag.  In terms of contract manufacturing, YTE has developed their own battery design.  They refer to it as an annular battery.  It’s unique.  I have never seen anything like it.  They’ve got the worldwide initial patent applications filed for it.

Their first goal, frankly, is to incorporate LTO into that battery.  I will tell you they’re currently using iron phosphate in there.  They believe that LTO will give them some significant advantages.  They acknowledge that we’re the worldwide leaders in LTO.  That’s why they have such a strong interest in our technology.  And they want to put it in their battery design first.

Does that preclude them from ultimately putting it into our prismatic design of cell?  No.  But I don’t think that’s their first objective.  They built that entire manufacturing facility around this annular battery and they want to, they want to bring that up on LTO first.

John Fallini:
Another thing to add to that, there is nothing in the agreement that precludes us from continuing with our existing contract manufacturers for cell manufacture or others if we choose to.  As long as they are manufacturing the cells for us for our use in sales to third parties, there’s nothing in this agreement with Canon and YTE that negatively impacts these transactions.

Dr. Terry Copeland:	With one minor point, that we would not go to somebody else in China.

John Fallini:	Correct.

(Dilip Warrier):
OK.  And then, what is YTE right now, what markets do they serve?  You know, sounds like a pretty significant capacity, perhaps 300 million megawatt hours or so.  And you know, sounds like mass (inaudible) may be the initial, you know, target entry point for your technology.  How is their business developing?

Altair Nanotechnologies
Moderator: Tom Laughran
09-20-10/1:00 p.m. CT
Confirmation # 11923834

Dr. Terry Copeland:
YTE has a wide range of market resources.  They’ve developed partnerships with many leading enterprises in, what they would call, the Chinese New Energy Industry, as well as some notable global companies.  I’m going to do my best to try and pronounce some of these but forgive me.

They’ve got strategic partnership agreements with FAW, Xiamen King Long, Chongquing Hengtong Bus, Guangtong Bus Company, Baoli International Energy, German Electric Car on the electric vehicle front.  They have strategic partnerships agreements with China Huaneng, Guandong Mingyang WindPower, Sichaun HuiRong Energy, GD Power, and Shanghai Yeufeng on the energy storage front.  I know that they have had significant discussions with the major Chinese utilities.  So they’re working very hard on all those.

I believe that their initial thrust is going to be in the bus markets.  And you know, things in China are done a bit differently than here in the U.S.  And it’s sometimes difficult for us to get our arms around.  Over there, the government really will dictate who’s going to do what in industry.  Who’s going to build what for whom.  And then, they have the authorizations from the government authorities to incorporate lithium-titanate into batteries for these bus markets.

It, it’s, and I confess, I don’t understand the overall Chinese business model, business slash political model because they’re integrated over there much more so than here.  I don’t understand it fully,  but they clearly have markets for these batteries already.  They wouldn’t have built this world scale capacity plant that they did if that were not already in place.

Operator:	Our next question comes from the line of (Alex Berger) with Hudson Bay.

Dr. Terry Copeland:	Hi, (Alex).

(Alex Berger):
Hi.  How did you confirm that Canon has the cash to purchase these securities and obtained the required Chinese government approval for such a significant amount of cash?  And specifically, do you know the source of capital?  My second question is, did the company shop the transaction to other buyers to assure they’re getting the best deal?  And if so, how many other purchasers did the company negotiate with and over what period of time?

Altair Nanotechnologies
Moderator: Tom Laughran
09-20-10/1:00 p.m. CT
Confirmation # 11923834

Dr. Terry Copeland:
Yes, we’re confident that Canon has the financial wherewithal to do the deal.  We’ve done the appropriate due diligence as would be required under these circumstances.  I will tell you that Canon has major investments in other industries particularly steel and in real estate.  So the financial wherewithal is not in question at this point in time.  I’m sorry.  What was the second part of your question?

(Alex Berger):	So the first part of that question was what was the source of capital? And second, had they obtained the required Chinese government approvals to send such a significant amount of cash?

Dr. Terry Copeland:	They will be working on those final approvals but do not anticipate it being a problem. As I said, they are well tied into the needed government authority for executing these kinds of transactions.

Operator:	Our next question comes from the line of (Craig Irwin) with Wedbush Securities.

(David):	This is actually (David) in for (Craig).

Dr. Terry Copeland:	Hi, (David).

(David):	Hi. Quick question. Just wondering if you could tell us when you expect to see the $2 million hit the balance sheet? Will it be in the September quarter here?

Altair Nanotechnologies
Moderator: Tom Laughran
09-20-10/1:00 p.m. CT
Confirmation # 11923834

Terry Copeland:	The $2 million is expected within five days of the signing, which was yesterday.

(David):	OK, so I guess the answer then would be yes?

Dr. Terry Copeland:	Yes.

(David):	OK. And then when do you expect to see, start recognizing revenue on the one megawatt system?

Terry Copeland:
The one megawatt system is a conditional sale and it’s conditional on a couple of things.  First it’s conditional on the closing of the transaction.  So nothing would happen before close, which would mean any revenue recognized would be in 2011.

(David):	OK, 2011. And you, right now you expect to close the deal before the end of January 2011? That’s what I heard. Right?

Dr. Terry Copeland:	Yes. That’s correct.

(David):	OK, great. Those were my questions. Thank you.

Operator:	Our next question comes from Mike McWalters of Wells Fargo Advisors.

Mike McWalters:	Hi, Terry and John. I wanted to ask you regarding the reverse stock split. If the stock’s over $1 during the month of November, are you still going to go ahead and do the reverse stock slit?

John Fallini:
It’s, something we will evaluate as we get closer to November 15th.  The major concern that the Board has is that they don’t want to allow the stock to be delisted from NASDAQ.  And so it has been authorized to go forward.  The only consideration would be where is our stock price as we get closer to that November 15th date.

Altair Nanotechnologies
Moderator: Tom Laughran
09-20-10/1:00 p.m. CT
Confirmation # 11923834

Dr. Terry Copeland:	It will be revisted one more time before we actually pull the trigger. But I can’t say, you know, if we’re above $1, I can’t say yes or no at this point.

Mike McWalters:	Well, no, that’s why I asked. It was in the press release that it would be implemented on November the 15th.

Dr. Terry Copeland:	That is the current game plan.

Mike McWalters:	OK. Is there also an opportunity for a competing offer?

Dr. Terry Copeland:	Yes.

Mike McWalters:	There is. So someone could, so someone else could come in and say, you know what? I’ll give you $100 million for 49 percent. You’d be able to look at that?

Dr. Terry Copeland:	Can I take your name and number please?

Mike McWalters:	OK, so I’ll take that, I’ll take that as a yes.

Dr. Terry Copeland:	Yes, of course. You always leave room for superior proposal opportunities. Absolutely.

Operator:	Again, if you have a question at this time, please press star then one on your touchtone telephone. And our next question comes from Elliot Hindman with S&H Finance.

Altair Nanotechnologies
Moderator: Tom Laughran
09-20-10/1:00 p.m. CT
Confirmation # 11923834

Elliot Hindman:	Hi, Terry. Good morning.

Dr. Terry Copeland:	Hi, Elliot.

Elliot Hindman:
I want to, I want to continue the business of the reverse stock split.  Because, and everybody who’s asked a question so far should be as concerned about this as myself.  Because you guys represent stockholders.  You know, we’ve all been very, very supportive with our money and our mouths over the years.

Last week or the week before, you guys filed, I guess they were 9Ks or 8Ks, whichever K that is, on protecting your salaries.  And in the case of these sort of deals the only ones out there that seem not to be protected at this point are the stockholders and you’re asking us to vote yes and so forth and so on.  It sounds like a decent deal.  It sounds like maybe the only deal that could save the company.

But as this thing climbs towards .70 and .80 cents, this talk of 10 for 1, to me is ludicrous and it’s a, you know, it’s basically a total detriment to the stockholders.  Now if we’re going to start talking about reverse stock split, we need to take this 10 for 1 off of the, off of the table.  We start, we need to start talking about three for one or four for one or two for one.  Because you don’t need 10 for 1 to get over $1.

And the fact, and the fact that the listing is probably with the deal on the table, you could push this out further with NASDAQ.  I think you could probably make a case with them where they would give you an additional extension.  But for us to take a 10 for 1 beating or a 1 for 10 beating, I can’t, it’s poison.  It’s not only poison and you know, enough is enough with that.  OK?  You guys protected yourselves.  Now you need to protect us.  And everybody again who’s listening and asking questions, ought to be very, very well aware of those filings last week.  And I’m not trying to agitate anything, OK.  But this 10 for 1 to 1 for 10 talk has got to stop.

Altair Nanotechnologies
Moderator: Tom Laughran
09-20-10/1:00 p.m. CT
Confirmation # 11923834

Dr. Terry Copeland:
Elliot, I think if you go back and review the language you’ll see it said up to a ten to one split.  Nobody has ever said that it would be ten to one.  It said up to.  That means it could be anything from two to one to ten to one.  Excuse me.  Three to one to ten to one.  So you know, I think you made some very good points as always.  And you could be assured that we’re considering all those implications and the Board will be considering those when the final number is chosen.  What nobody has ever said that it must be ten to one.  We’ve always given the range three to one to ten to one.

Operator:	Our next question comes from the line of (Warren Stephens), private investor.

(Warren Stephens):	How would the price of the LTO be determined that would be sold to YTE?

Dr. Terry Copeland:
How would the price of the LTO be determined?  It’ll be determined based on how we feel we should sell it.  I mean we probably will have a good understanding what our, what our costs are and, you know, you take that into account and the broadness of this opportunity and you load that up and set a price.

John Fallini:
If I could add just a thought to that.  I mean I, in looking at pricing any product, you look at what will the market bear?  What are our costs?  What other competitive alternatives that are out there?  And what’s the price that will maximize the contribution for the company?  That price is going to change over time.  It’s certainly going to be impacted as our volume increases and we have greater control over our costs driving them down.  But our intent is to make a profit on everything that we sell.

Altair Nanotechnologies
Moderator: Tom Laughran
09-20-10/1:00 p.m. CT
Confirmation # 11923834

(Warren Stephens):
Yes, I saw where YTE was intending to, there were certain conditions around how much LTO they would buy.  And I guess, it brings up the issue of if there, if there was a possibility the price wasn’t at a level that they would buy that amount, does that then cascade into a bunch of other issues where their relationship is not going forward essentially?

Dr. Terry Copeland:
The purchases, the conditions on purchase are really more associated with closing the deal than anything else.  It’s not, I mean, we’re going to have to, depending on the volume the orders that they want to take ultimately, you know, when we start talking about the world class volumes, obviously we’ll have significant price negotiations at that point.  But we haven’t, we haven’t set the price to the large volumes yet.  That’s to come.  But conditions that are discussed in 8K and what not, really revolve mostly around just getting shareholder approval and getting the deal closed.

(Warren Stephens):	OK. I thought I saw something like, heard something like a separate Board to determine the issues or something like that.

Terry Copeland, Ph.D.:  Oh, OK.  I got you.  Yes.  Any transaction that happens between YTE and Altairnano will have to be approved by the independent directors of the Board.  It’s because they would be considered a related party and therefore a related party transaction.  And so you really need that independent authority to approve a deal that’s essentially an arms length transaction even though you’re related parties.

Operator:	Our next question comes from (David Munson), shareholder.

(David Munson):
Yes, you mentioned earlier in your call and you’re situations with Hawaii and South America and Proterra.  And as we approach a proxy and decisions on the deal before us, can you bring us up to date on where the, those, where your business is with the three things I just mentioned?

Dr. Terry Copeland:
As I said, Proterra, everybody is well aware of.  We’ve made that announcement.  We’ve begun shipping against those orders already.  That’s going well.  Hawaii is also moving along.  I was actually out there last week with HNEI.  We’ve got a couple more pieces of information that need to be filled in before we can actually sign the contract.  But that’s imminent, I think.

Altair Nanotechnologies
Moderator: Tom Laughran
09-20-10/1:00 p.m. CT
Confirmation # 11923834

And with the Latin American proposal, that too is also moving forward nicely.  I’ll be going down there later this week to meet with their leadership.  Hopefully to really put that over the edge.  It doesn’t mean signing a contract this week but it’s a great positive step towards getting that accomplished.  We still expect that to happen in the near term.

Operator:	Our next question comes from the line of (Howard Selter) with Manhattan Enterprise.

(Howard Selter):
I wanted to follow up on an excellent question from earlier.  And find out did the company shop the transaction to other buyers to assure it was getting the best deal?  If so, how many other purchasers did the company negotiate with and over what period of time?

Dr. Terry Copeland:
We have been in an exclusivity relationship with YTE and Canon since these negotiations became serious.  So we haven’t spoken to anybody else in there as I indicated earlier.  We are able to accept any proposals deemed superior by the Board to move forward.  So if those come in, we’re free to consider them.

Operator:	Our next question comes from (Michael Yacenda), private investor.

(Michael Yacenda):	Hey, Terry. How’re you doing?

Dr. Terry Copeland:	Good morning, (Michael), or good afternoon.

(Michael Yacenda):
So I just sort of, sounds like a good transaction so congratulations.  Just multiplying, you’re selling 6.6 million of the LTO 20 tons.  That’s about $330 a ton.  Does that multiply times 5,000 metric tons to come out with $6.6 million?  Is that the kind of...

Altair Nanotechnologies
Moderator: Tom Laughran
09-20-10/1:00 p.m. CT
Confirmation # 11923834

Dr. Terry Copeland:	No, the $6.6 million was not strictly for the LTO. That was for the LTO and the other opportunity of the ALTI-ESS plus cells.

(Michael Yacenda):	OK.

Dr. Terry Copeland:	We haven’t broken down the prices.

(Michael Yacenda):
OK.  So the best we have is the 40 times bigger than what is, some piece of that $6.6 million and try to figure out how much that 5,000 tons is worth.  I think other guys were trying to get at with the price per ton was, you know, ball park what kind of dollars is that going to convert into?

Dr. Terry Copeland:
Again, we haven’t really talked about pricing for LTO.  I would, you know, if you want a ball park, you might go look at what other published prices are for similar materials on the open market.  I don’t think you’ll find much on the LTO.  But if you looked at other similar materials, you know, you’d at least get some directional guidance there.  And yes, I am avoiding giving you a specific price.  Sorry.  You know, we can’t disclose that from a competitive perspective.

Operator:	Our next question comes from (Warren Stephens), private investor.

(Warren Stephens):	Yes, one follow up here. Does this transaction essentially qualify as a change of control even with respect to employment agreement and vesting of options and things like that?

Dr. Terry Copeland:	Yes, it does. And clearly, all of a sudden you're going to have 51 percent shareholder. I mean it speaks for itself.

Operator:	Our next question comes from Peter Cardillo.

Altair Nanotechnologies
Moderator: Tom Laughran
09-20-10/1:00 p.m. CT
Confirmation # 11923834

Dr. Terry Copeland:	Yes, operator, this will be our last question. We’ve got to move on here. I’m sorry. Who was it from?

Operator:	It’s from Peter Cardillo, Avalon Partners.

Peter Cardillo:	Hello.

Dr. Terry Copeland:	Hi, Peter.

Peter Cardillo:
Hi, Terry.  Just wanted, Terry, I welcome this news.  I think this is good news.  However, some of the other investors have already cleared up some of the questions that I wanted to ask.  The only thing I want to add to is the fact that I too believe that the stock split is probably not going to be necessary.  You know, this is basically 100 percent dilution for shareholders at this point.  And although as I said, I think this is good news.  I think this gives us a fighting chance and I think we’re going to be very successful at this.

However, I think that the Board should seriously not consider a reverse, doing a reverse split at this time.  I think that the stock can go over $1.  There’s no reason why you should make, there’s no reason why they will not give you an extension.  And I think, you know, there are plenty of companies out there that have in excess of 233 million shares.  And they know if it does work, it’s going to work whether you have 30 million shares or 200 million shares.

Dr. Terry Copeland:
Well, again, we certainly appreciate the input.  There are a lot of factors that go into that final decision of A) whether or not to do a reverse split, and B) at what ratio do you, do you trigger that.  And all of those things will continue to be reviewed and considered between now and November 15th.

Altair Nanotechnologies
Moderator: Tom Laughran
09-20-10/1:00 p.m. CT
Confirmation # 11923834

Everybody, folks, we’d sure like to thank you for your time this morning and your questions, your participation and support of Altair.  We’re very excited about this transaction moving forward.  I think it just opens up tremendous worlds for us.  The Chinese market is absolutely exploding over there.  If some of you have had the opportunity within the last 12 months to get over there, you would see what I mean.

This is really a tremendous moment, I think, for Altairnano.  We’re really excited to move this thing forward.  Once again, I would encourage everybody, when the shareholder vote comes around, to vote for this transaction and to vote positively.  Thank you all so much for your time and consideration.  And enjoy the rest of your day.

Operator:	Ladies and gentlemen, thank you for your participation in today’s conference. This concludes the program. You may now disconnect. Everyone have a great day.

Dr. Terry Copeland:	Bye.

END